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                                                                    Exhibit 23.1





                         CONSENT OF INDEPENDENT AUDITORS



We have issued our report dated April 9, 2002 accompanying the financial statements of Empyrean Bioscience, Inc. as of December 31, 2001 and 2000 and for the years then ended, included in this Annual Report on Form 10-KSB for the year ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of Empyrean Bioscience, Inc. on Forms S-8 (File No. 333-57812, effective March 28, 2001 and File No. 333-71340, effective October 9, 2001) and Form S-3 (File No. 333-67088, effective August 27, 2001).




/s/ GRANT THORNTON LLP

Cleveland, Ohio
April 9, 2002